UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

SONTERRA RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29463 (Commission File Number) 300 East Sonterra Blvd. Suite 1220 San Antonio, Texas 78258 (Address of principal executive offices) (Zip Code)	51-0392750 (I.R.S. Employer Identification No.)

Registrant’s Telephone Number, including area code: (210) 545-5994

River Capital Group, Inc.
7 Reid Street, Suite 312, Hamilton HM11, Bermuda

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 1, 2008, the Board of Directors (the “Board”) of Sonterra Resources, Inc. (the “Company”), appointed Doyle A. Valdez and Robert Terry Gill as new independent directors of the Board, effective immediately. Mr. Valdez and Mr. Gill will each serve until the next annual meeting of shareholders or until his successor is elected or qualified, or if earlier, until his death, resignation or removal. As of the date of this filing, Mr. Valdez and Mr. Gill have not yet been appointed to any committees of the Company’s Board.

As non-employee directors, Mr. Valdez and Mr. Gill will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures approved by the Board for non-employee directors.

There are no arrangements or understandings between either Mr. Valdez or Mr. Gill and any other persons pursuant to which Mr. Valdez or Mr. Gill was selected as a director. There are no transactions, or proposed transactions, during the past two years with the Company to which either Mr. Valdez or Mr. Gill was or is to be a party, in which Mr. Valdez or Mr. Gill, or any member of their respective immediate families, has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONTERRA RESOURCES, INC.

Date: April 7, 2008	By:	/s/ Michael J. Pawelek
Michael J. Pawelek
President and Chief Executive Officer